Exhibit 99.1

FMC Corporation
1735 Market Street
Philadelphia, PA 19103

215.299.6000 phone
215.299.5998 fax
News Release	www.fmc.com
For Release: Immediate

Media contact: Jim Fitzwater – 215.299.6633

Investor relations contact: Brennen Arndt – 215.299.6266

FMC Corporation Announces Third Quarter 2008 Results

•	Record third quarter results with sales up 31 percent and earnings up 64 percent to $1.13 per diluted share before restructuring and other income and charges

•	Full-year outlook raised to $4.45 to $4.55 per diluted share before restructuring and other income and charges

PHILADELPHIA, October 28, 2008 – FMC Corporation (NYSE: FMC) today reported net income of $80.0 million, or $1.05 per diluted share, in the third quarter of 2008, versus net income of $37.1 million, or $0.48 per diluted share, in the third quarter of 2007. Net income in the current quarter included restructuring and other income and charges of $5.6 million after-tax, or charges of $0.08 per diluted share, versus restructuring and other income and charges of $15.9 million after-tax, or charges of $0.21 per diluted share, in the prior-year quarter. Excluding these items in both periods, the company earned $1.13 per diluted share in the current quarter, an increase of 64 percent versus $0.69 per diluted share in the third quarter of 2007. Third quarter revenue of $820.8 million increased 31 percent versus $626.6 million in the prior year.

William G. Walter, FMC chairman, president and chief executive officer, said, “Our record third quarter results were driven by strong sales growth across our businesses. Agricultural Products achieved higher sales in most regions, particularly in Latin America. Specialty Chemicals experienced volume growth in all businesses and higher selling prices in BioPolymer. Industrial Chemicals realized exceptional growth largely as a result of higher selling prices in soda ash and phosphates. Our third quarter performance reflects once again the benefits we derive from the diversity and attractiveness of our end-use markets and their relative low correlation to economic cycles.”

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Page 2/ FMC Corporation Announces Third Quarter 2008 Results

Revenue in Agricultural Products of $263.8 million was 37 percent higher than the prior-year quarter, as increases were realized in most regions, particularly Latin America. Segment earnings of $44.1 million were up 13 percent versus the year-ago quarter. The sales increase more than offset higher raw material costs, spending on growth initiatives and unfavorable currency impacts.

Revenue in Specialty Chemicals was $198.0 million, an increase of 20 percent versus the prior-year quarter, driven primarily by volume growth in all businesses and higher selling prices in BioPolymer. Segment earnings of $35.9 million increased 7 percent versus the year-ago quarter due to the higher sales, largely offset by increased costs for raw materials, energy and export taxes in Argentina.

Revenue in Industrial Chemicals was $359.6 million, an increase of 33 percent from the prior-year quarter. Higher selling prices were achieved in all businesses, particularly in soda ash and phosphates. Segment earnings of $67.3 million increased 174 percent versus the year-ago quarter, as the higher sales, improved power market conditions in Spain and favorable currency impacts more than offset higher raw material costs.

Corporate expense was $12.5 million, as compared to $12.0 million in the prior-year quarter. Interest expense, net, was $7.5 million, down from $8.6 million in the year-ago quarter. On September 30, 2008, gross consolidated debt was $576.0 million, and debt, net of cash, was $481.0 million. For the quarter, depreciation and amortization was $32.6 million, capital expenditures were $59.5 million and spending on acquisitions was $89.8 million net of acquired cash.

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Nine Months Results

Revenue was $2,377.6 million, an increase of 21 percent as compared with $1,958.6 million in the prior-year period. Net income was $258.3 million, up 182 percent from $91.5 million in the year-earlier period. Net income in the current period included restructuring and other income and charges of $17.4 million, versus restructuring and other income and charges of $103.0 million in the prior-year period. Excluding these charges, the company earned $275.7 million in the first nine months of 2008, an increase of 42 percent versus $194.5 million in the first nine months of 2007.

Revenue in Agricultural Products was $817.9 million, an increase of 24 percent versus the prior-year period. Sales gains were achieved in all regions and benefited from buoyant global agrochemical market conditions, increased planted acres in key crops and new product introductions. Segment earnings were $211.5 million, an increase of 21 percent from the nine months of 2007 as a result of the higher sales and continued global supply chain productivity improvements, which more than offset higher raw material costs.

Revenue in Specialty Chemicals was $574.2 million, an increase of 15 percent versus the prior-year period driven by strong commercial performance in BioPolymer and lithium specialties. Segment earnings of $116.9 million increased 8 percent versus the year-earlier period as a result of the higher sales, partially offset by higher raw material and energy costs and export taxes in Argentina.

Revenue in Industrial Chemicals was $988.9 million, an increase of 23 percent versus the prior-year period. Higher selling prices were realized across the segment, particularly in soda ash and phosphates. Segment earnings of $148.1 million increased 133 percent versus the year-earlier period, as the higher sales and improved power market conditions in Spain more than offset higher raw material costs.

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Corporate expense was $37.4 million, as compared to $39.5 million in the year-earlier period. Interest expense, net, was $24.5 million, down from $27.0 million in the prior-year period. For the period, depreciation and amortization was $94.3 million, capital expenditures were $125.9 million and spending on acquisitions was $89.8 million net of acquired cash.

Outlook

Regarding the outlook for 2008, Walter said, “We have raised our full-year 2008 outlook for earnings before restructuring and other income and charges to $4.45 to $4.55 per diluted share. For the fourth quarter of 2008, we expect strong sales growth across all segments with earnings before restructuring and other income and charges of $0.85 to $0.95 per diluted share. In Agricultural Products, we look for earnings growth to be driven by continued favorable market conditions in Brazil. In Specialty Chemicals, we expect earnings growth to be realized through strong commercial performance in BioPolymer, continued productivity improvements and the full-quarter inclusion of the ISP and Co-Living acquisitions. Industrial Chemicals will once again derive significant benefit from higher selling prices and volume growth across the segment. We are confident that we will achieve these results despite the turbulent global environment.”

FMC will conduct its third quarter conference call and webcast at 11:00 a.m. ET on Wednesday, October 29, 2008. This event will be available live and as a replay on the web at http://www.fmc.com. Prior to the conference call, the company will also provide supplemental information on the web including its 2008 Outlook Statement, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.

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Page 5/ FMC Corporation Announces Third Quarter 2008 Results

FMC Corporation is a diversified chemical company serving agricultural, industrial and consumer markets globally for more than a century with innovative solutions, applications and quality products. The company employs over 5,000 people throughout the world. The company operates its businesses in three segments: Agricultural Products, Specialty Chemicals and Industrial Chemicals.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation’s 2007 Form 10-K and other SEC filings. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

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FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue	$820.8	$626.6	$2,377.6	$1,958.6
Costs of sales and services	580.8	440.2	1,616.4	1,351.4
Selling, general and administrative expenses	81.9	73.8	255.6	229.1
Research and development expenses	23.4	20.5	68.2	67.4
In-process research and development	1.0	1.0	1.0	2.0
Restructuring and other charges (income)	14.6	23.0	17.0	140.0

Total costs and expenses	701.7	558.5	1,958.2	1,789.9

Income from operations	119.1	68.1	419.4	168.7
Equity in (earnings) loss of affiliates	(2.3)	0.4	(2.9)	(2.3)
Minority interests	4.7	2.9	11.4	6.1
Interest expense, net	7.5	8.6	24.5	27.0
Loss on extinguishment of debt	—	0.3	—	0.3

Income from continuing operations before income taxes	109.2	55.9	386.4	137.6
Provision (benefit) for income taxes	23.3	14.5	108.0	26.8

Income from continuing operations	85.9	41.4	278.4	110.8
Discontinued operations, net of income taxes	(5.9)	(4.3)	(20.1)	(19.3)

Net income	$80.0	$37.1	$258.3	$91.5

Basic earnings (loss) per common share:
Continuing operations	$1.16	$0.55	$3.75	$1.47
Discontinued operations	(0.08)	(0.06)	(0.27)	(0.26)

Basic earnings per common share	$1.08	$0.49	$3.48	$1.21

Average number of shares used in basic earnings per share computations	74.0	75.2	74.2	75.6

Diluted earnings (loss) per common share:
Continuing operations	$1.13	$0.54	$3.65	$1.42
Discontinued operations	(0.08)	(0.06)	(0.26)	(0.24)

Diluted earnings per common share	$1.05	$0.48	$3.39	$1.18

Average number of shares used in diluted earnings per share computations	76.0	77.3	76.3	77.8

Other Data:
Capital expenditures	$59.5	$31.9	$125.9	$76.5
Depreciation and amortization expense	$32.6	$32.3	$94.3	$100.7

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME FROM CONTINUING OPERATIONS,

EXCLUDING RESTRUCTURING AND OTHER INCOME AND CHARGES (NON-GAAP)*

(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue	$820.8	$626.6	$2,377.6	$1,958.6
Costs of sales and services	579.8	446.3	1,615.4	1,357.5
Selling, general and administrative expenses	81.9	73.8	255.6	229.1
Research and development expenses	23.4	20.5	68.2	67.4

Total costs and expenses	685.1	540.6	1,939.2	1,654.0
Income from operations	135.7	86.0	438.4	304.6
Equity in (earnings) loss of affiliates	(2.3)	0.4	(2.9)	(1.9)
Minority interests	4.7	2.9	11.4	7.5
Interest expense, net	7.5	8.6	24.5	27.0

Income from continuing operations before income taxes, excluding restructuring and other income and charges	125.8	74.1	405.4	272.0
Provision for income taxes	40.2	21.1	129.7	77.5

After-tax income from continuing operations, excluding restructuring and other income and charges *	$85.6	$53.0	$275.7	$194.5

Basic after-tax income from continuing operations per share, excluding restructuring and other income and charges	$1.16	$0.70	$3.72	$2.57

Average number of shares used in basic after-tax income per share computations	74.0	75.2	74.2	75.6

Diluted after-tax income from continuing operations per share, excluding restructuring and other income and charges	$1.13	$0.69	$3.61	$2.50

Average number of shares used in diluted after-tax income per share computations	76.0	77.3	76.3	77.8

*	The Company believes that the Non-GAAP financial measure “After-tax income from continuing operations, excluding restructuring and other income and charges,” and its presentation on a per share basis, provides useful information about the Company’s operating results to investors and securities analysts. The Company also believes that excluding the effect of restructuring and other income and charges from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period.

Please see the reconciliation of Non-GAAP financial measures to GAAP financial results.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NET INCOME (GAAP) TO AFTER-TAX INCOME FROM CONTINUING OPERATIONS,

EXCLUDING RESTRUCTURING AND OTHER INCOME AND CHARGES (NON-GAAP)

(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net income (GAAP)	$80.0	$37.1	$258.3	$91.5
Discontinued operations, net of income taxes (a)	5.9	4.3	20.1	19.3
Restructuring and other (income) charges, net (b)	15.6	16.9	18.0	132.1
In-process research and development (c)	1.0	1.0	1.0	2.0
Loss on extinguishment of debt (d)	—	0.3	—	0.3
Tax effect of restructuring and other (income) charges, in-process research and development, and loss on extinguishment of debt	(5.7)	(6.6)	(10.5)	(50.4)
Tax adjustments (e)	(11.2)	—	(11.2)	(0.3)

After-tax income from continuing operations, excluding restructuring and other income and charges (Non-GAAP)	$85.6	$53.0	$275.7	$194.5

Diluted earnings per common share (GAAP)	$1.05	$0.48	$3.39	$1.18
Discontinued operations per diluted share	0.08	0.06	0.26	0.24
Restructuring and other (income) charges, net per diluted share, before tax	0.21	0.22	0.24	1.70
In-process research and development per diluted share, before tax	0.01	0.01	0.01	0.03
Loss on extinguishment of debt per diluted share, before tax	—	0.01	—	0.01
Tax effect of restructuring and other (income) charges, in-process research and development, and loss on extinguishment of debt	(0.07)	(0.09)	(0.14)	(0.65)
Tax adjustments per diluted share	(0.15)	—	(0.15)	(0.01)

Diluted after-tax income from continuing operations per share, excluding restructuring and other income and charges (Non-GAAP)	$1.13	$0.69	$3.61	$2.50

Average number of shares used in diluted after-tax income from continuing operations per share computations	76.0	77.3	76.3	77.8

(a) Discontinued operations for the three and nine months ended September 30, 2008 and 2007, respectively, primarily includes provisions for environmental liabilities and legal reserves and expenses related to previously discontinued operations.

(b) 2008

In addition to the line item “Restructuring and other charges (income)” as presented in the condensed consolidated statements of operations and discussed in detail below, the line item in the above reconciliation includes the following:

•

A $1.0 million charge related to amortization of the inventory step-up resulting from the purchase accounting associated with acquisitions that closed in the third quarter of 2008 in our Specialty Chemicals segment. On the condensed consolidated statements of operations this charge is included in “Costs of sales and services” for the three and nine months ended September 30, 2008.

For the three months ended September 30, 2008, restructuring and other charges (income) include continued charges related to the closure of our Baltimore agricultural chemicals facility ($0.6 million) and our Jacksonville, Florida agricultural formulation plant ($2.3 million). Both of these charges are associated with our Agricultural Products segment. Additionally, remaining restructuring and other charges (income) for the three months ended September 30, 2008 primarily include restructuring related severance charges in our Agricultural Products segment and Industrial Chemicals segment ($1.6 million and $0.8 million, respectively), asset abandonment charges in our Agricultural Products segment and Specialty Chemicals segment ($0.6 million and $3.3 million, respectively) and charges associated with continuing environmental sites as a Corporate charge ($4.3 million).

For the nine months ended September 30, 2008, restructuring and other charges (income) include a net gain associated with the sale of our major research and development facility in Princeton, New Jersey ($29.6 million-gain) and a gain associated with the sale of our sodium sulfate assets in Foret which is part of our Industrial Chemicals segment ($3.6 million-gain). Fully offsetting these gains were continued charges related to the closure of our Baltimore agricultural chemicals facility ($22.2 million) and Jacksonville agricultural formulation facility ($4.9 million). We also incurred charges associated with continuing environmental sites as a Corporate charge ($10.3 million), restructuring related severance charges in our Agricultural Products segment and Industrial Chemical segment ($3.4 million and $2.8 million, respectively) and asset abandonment charges in our Agricultural Products segment ($0.6 million), our Industrial Chemicals segment ($0.7 million) and our Specialty Chemicals segment ($3.3 million).

2007

In addition to the line item “Restructuring and other charges (income)” as presented in the condensed consolidated statements of operations and discussed in detail below, this line item in the above reconciliation includes the following:

•

A $0.4 million gain related to cash received from our Astaris joint venture whose assets were substantially sold in 2005. On the condensed consolidated statements of operations this gain is included in “Equity in (earnings) loss of affiliates” for the nine months ended September 30, 2007.

•

Minority interest of $1.4 million related to the abandonment of one of our Foret co-generation facilities as discussed below. We own 75% of this entity. The minority interest is included in “Minority interests” in the condensed consolidated statements of operations for the nine months ended September 30, 2007.

•

A non-cash gain of $6.1 million related to an adjustment to our last in, first out (LIFO) inventory reserves as a result of a correction in determining our initial LIFO inventory base year. This gain was recorded to “Costs of sales and services” for the three and nine months ended September 30, 2007 in the condensed consolidated statements of operations.

Restructuring and other charges (income) for the three months ended September 30, 2007 include continued charges related to the closure of our Baltimore agricultural chemicals facility ($14.5 million), charges associated with the abandonment of previously idled fixed assets at various facilities at Foret which is part of our Industrial Chemicals segment ($4.0 million) and charges associated with continuing environmental sites in Corporate ($1.0 million). Charges for the three months ended September 30, 2007 also include $2.7 million of severance costs, of which $1.4 million related to our Industrial Chemicals segment and $1.3 million related to our Agricultural Products segment.

For the nine months ended September 30, 2007, restructuring and other charges (income) include charges related to the closure of our Baltimore facility ($89.7 million), charges associated with the asset abandonment of one of our Foret co-generation facilities which is part of our Industrial Chemicals segment ($7.9 million) and charges related to the settlement of all claims with Solutia and Astaris (now known as Siratsa) regarding our contribution of PPA technology to the Astaris joint venture in our Industrial Chemicals segment ($22.5 million). Remaining charges for the nine months ended September 30, 2007 primarily include the Foret charges for previously idled fixed assets described above for the three months ended September 30, 2007 ($4.0 million) as well as charges associated with continuing environmental sites in Corporate ($6.2 million) and severance costs ($5.0 million) primarily in our Industrial Chemicals segment.

(c) Proprietary Fungicide Agreement

In the first quarter of 2007, our Agricultural Products segment acquired rights from a third-party company to develop their proprietary fungicide. In acquiring these rights, we paid $1.0 million. This fungicide project was terminated by us during the second quarter of 2008.

Collaboration and License Agreement

In the third quarter of 2007, our Agricultural Products segment entered into a collaboration and license agreement with a third-party company for the purpose of obtaining certain technology and intellectual property rights. We accrued an initial $1.0 million upon entering into this agreement. During the third quarter of 2008, we extended our rights under this agreement for $1.0 million.

The above amounts have been included as charges to “In process research and development” in the condensed consolidated statements of operations totaling $1.0 million for the three and nine months ended September 30, 2008 and $1.0 million and $2.0 million for the three and nine months ended September 30, 2007, respectively.

(d) Amount for the three and nine months ended September 30, 2007 represents loss on the early extinguishment of debt related to the Domestic credit agreement which replaced the 2005 credit agreement. The loss represents the write-off of deferred financing fees associated with our previous credit agreements.

(e) Tax adjustments for the three and nine months ended September 30, 2008 are primarily related to adjustments to our tax liabilities for unrecognized tax benefits due to favorable conclusions to tax audits.

Tax adjustments for the nine months ended September 30, 2007 were not significant and are related to adjustments for prior year tax matters.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

INDUSTRY SEGMENT DATA

(Unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue
Agricultural Products	$263.8	$192.7	$817.9	$660.2
Specialty Chemicals	198.0	164.8	574.2	498.5
Industrial Chemicals	359.6	269.9	988.9	802.6
Eliminations	(0.6)	(0.8)	(3.4)	(2.7)

Total	$820.8	$626.6	$2,377.6	$1,958.6

Income from continuing operations before income taxes
Agricultural Products	$44.1	$39.2	$211.5	$175.1
Specialty Chemicals	35.9	33.5	116.9	108.6
Industrial Chemicals	67.3	24.6	148.1	63.7
Eliminations	0.2	—	(0.1)	—

Segment operating profit	147.5	97.3	476.4	347.4
Corporate	(12.5)	(12.0)	(37.4)	(39.5)
Other income (expense), net	(1.7)	(2.6)	(9.1)	(8.9)

Operating profit from continuing operations before items noted below:	133.3	82.7	429.9	299.0
Restructuring and other income (charges), net (a)	(15.6)	(16.9)	(18.0)	(132.1)
Interest expense, net	(7.5)	(8.6)	(24.5)	(27.0)
In-process research and development (b)	(1.0)	(1.0)	(1.0)	(2.0)
Loss on extinguishment of debt (c)	—	(0.3)	—	(0.3)

Income from continuing operations before income taxes	$109.2	$55.9	$386.4	$137.6

(a) Amounts for the three months ended September 30, 2008 related to Agricultural Products ($5.1 million), Industrial Chemicals ($1.6 million), Specialty Chemicals ($4.6 million) and Corporate ($4.3 million). Amounts for the three months ended September 30, 2007 related to Agricultural Products ($15.9 million), Industrial Chemicals ($6.0 million), Specialty Chemicals ($0.1 million) and Corporate ($5.1 million-gain).

Amounts for the nine months ended September 30, 2008 related to Agricultural Products ($31.3 million), Industrial Chemicals ($1.0 million), Specialty Chemicals ($4.9 million) and Corporate ($19.2 million-gain). Amounts for the nine months ended September 30, 2007 related to Agricultural Products ($91.3 million), Industrial Chemicals ($38.8 million), Specialty Chemicals ($1.9 million) and Corporate ($0.1 million).

See Note B to the schedule “Reconciliation of Net Income (GAAP) to After-Tax Income from Continuing Operations Excluding Restructuring and Other Income and Charges (Non-GAAP)” for further details on the components that make up this line item.

(b) See Note C to the schedule “Reconciliation of Net Income (GAAP) to After-Tax Income from Continuing Operations Excluding Restructuring and Other Income and Charges (Non-GAAP)” for further details on the components that make up this line item.

(c) See Note D to the schedule “Reconciliation of Net Income (GAAP) to After-Tax Income from Continuing Operations Excluding Restructuring and Other Income and Charges (Non-GAAP)” for further details on the components that make up this line item.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in millions)

	September 30, 2008	December 31, 2007
Cash and cash equivalents	$95.0	$75.5
Trade receivables, net	719.7	599.7
Inventories	361.1	275.0
Other current assets	120.9	126.9
Deferred income taxes	136.2	117.0

Total current assets	1,432.9	1,194.1
Property, plant and equipment, net	930.8	934.7
Goodwill	192.4	180.2
Deferred income taxes	159.0	259.0
Other long-term assets	215.3	165.4

Total assets	$2,930.4	$2,733.4

Short-term debt	$39.9	$47.9
Current portion of long-term debt	0.3	77.7
Accounts payable, trade and other	364.5	327.4
Guarantees of vendor financing	21.1	29.7
Accrued pensions and other post-retirement benefits, current	10.6	10.6
Other current liabilities	330.7	258.1

Total current liabilities	767.1	751.4
Long-term debt	535.8	419.6
Long-term liabilities	477.9	498.1
Stockholders' equity	1,149.6	1,064.3

Total liabilities and stockholders' equity	$2,930.4	$2,733.4

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Nine Months Ended September 30,
	2008	2007
Cash provided by operating activities	$317.2	$230.1

Cash (required) by operating activities of discontinued operations	(37.8)	(29.6)

Cash provided (required) by investing activities:
Capital expenditures	(125.9)	(76.5)
Other investing activities	(15.4)	(2.1)

	(141.3)	(78.6)

Cash provided (required) by financing activities:
Net borrowings under committed credit facilities	141.0	—
Increase (decrease) in short-term debt	(6.2)	12.0
Financing fees	—	(0.7)
Repayments of long-term debt	(99.0)	(82.2)
Distributions to minority partners	(12.5)	(10.2)
Dividends paid	(25.1)	(21.8)
Repurchases of common stock	(126.6)	(84.5)
Issuances of common stock, net	12.8	12.7

	(115.6)	(174.7)

Effect of exchange rate changes on cash	(3.0)	3.2

Increase (decrease) in cash and cash equivalents	19.5	(49.6)
Cash and cash equivalents, beginning of year	75.5	165.5

Cash and cash equivalents, end of period	$95.0	$115.9